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                                                                    EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                             AREMISSOFT CORPORATION
                                       AND
                                 ROYS POYIADJIS


          THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated June 1, 1998, is entered into by and between AremisSoft Corporation, a Delaware corporation (the "Company") and Roys Poyyiadjis (the "Executive"), collectively referred to herein as the "parties."

          WHEREAS, the Company wishes to employ the Executive to serve as its President and Vice Chairman of the Board of Directors as well as to perform other duties on behalf of the Company, as determined by the Board of Directors of the Company (the "Board").

          NOW, THEREFORE, for and in consideration of the mutual promises and conditions made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

                                    ARTICLE I
                        EMPLOYMENT AND TERM OF EMPLOYMENT

          1.1. EMPLOYMENT AND TERM. The Company hereby employs Executive to render full-time services to the Company on an exclusive basis, upon the terms and conditions set forth below, from the date of this Agreement until the employment relationship is terminated in accordance with the provisions of this Agreement. This Agreement is for a term of three (3) years (the "Stated Term") unless terminated earlier as provided for herein (the "Employment Term").

          1.2. ACCEPTANCE. Executive hereby accepts employment with the Company and agrees to devote his full-time attention and best efforts exclusively to rendering the services described below. The Executive shall accept and follow the direction and authority of the Board in the performance of his duties, and shall comply with all existing and future regulations applicable to employees of the Company and to the Company's business.


                                   ARTICLE II
                               DUTIES OF EMPLOYEE

          2.1. GENERAL DUTIES. Executive shall serve as President and Vice Chairman of the Board of Directors of the Company. In such capacities, Executive shall do and perform all services, acts, or other things necessary or advisable to manage and conduct the business of the Company, including, but not limited to, the supervision, direction and control of the business and other employees of the Company, subject to the policies and direction of the Board. To the extent consistent with the Company's Certificate


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of Incorporation ("articles") and Bylaws ("bylaws"), Executive shall have all powers, duties and responsibilities necessary to carry out his duties, and such other powers and duties as the Board may prescribe consistent with the Company's articles and bylaws.

          2.2. EXCLUSIVE SERVICES. It is understood and agreed that the Executive may not engage in any other business activity during the Employment Term, whether or not for profit or other remuneration, without the prior written consent of the Company; provided, however, that the Executive may make personal financial investments which do not involve any material active participation on his part, and may engage in charitable, philanthropic, educational, religious, civic and similar types of activities to the extent that such activities do not hinder or otherwise interfere with the business of the Company or any affiliate or subsidiary of the Company, or the performance of the Executive's duties under this Agreement. Notwithstanding the foregoing, during the Employment Term, Executive shall not directly or indirectly acquire any stock or interest in any corporation, partnership, or other business entity that competes, directly or indirectly, with the business of the Company without obtaining the prior written consent of the Company.

          It is also understood and agreed that the Executive will not compete with the Company during the Employment Term. For purposes of this Agreement, the phrase "compete with the Company," or the substantial equivalent thereof, means that Executive, either alone or as a partner, member, director, employee, shareholder or agent of any other business, or in any other individual or representative capacity, directly or indirectly owns, manages, operates, controls, or participates in the ownership, management, operation or control of, or works for or provides consulting services to, or permits the use of his name by, or lends money to, any business or activity which is or which becomes, at the time of the acts or conduct in question, directly or indirectly competitive with the development, financing and/or marketing of the products, proposed products or services of the Company.

         2.3. REPORTING OBLIGATIONS. In connection with the performance of his duties hereunder, unless otherwise instructed by the Board, the Executive shall report directly to the Board.


                                   ARTICLE III
                      COMPENSATION AND BENEFITS OF EMPLOYEE

          3.1. ANNUAL BASE SALARY. The Company shall pay the Executive salary for the services to be rendered by him during the term of this Agreement at the rate of two hundred thousand dollars ($200,000) annually (prorated for any portion of a year), subject to increases, if any, as the Company's Compensation Committee may determine in its sole discretion after periodic review of the Executive's performance of his duties hereunder. Such base salary shall be payable in periodic installments in accordance with the terms of the Company's regular payroll practices in effect from time to time during the term of this Agreement, but in no event less frequently than once each month.

          3.2. BONUSES. In addition to the base salary and other benefits provided to Executive hereunder, Executive is eligible to receive bonuses based on performance and Executive's attainment of objectives established by the Board or Compensation Committee periodically. The bonuses to be provided to the Executive shall not exceed seventy five percent (75%) of his annual base salary, as defined in Section 3.1. above, then in effect.


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          3.3. STOCK OPTIONS. Upon stockholder approval of the Company's 1998
Stock Option Plan, Executive may be granted stock options to purchase shares of the Company's common stock, as determined from time to time by the Board or Compensation Committee and subject to (a) the terms and conditions contained in the Company's 1998 Stock Option Plan, (b) the terms and conditions set forth herein and (c) the Executive's execution of a stock option agreement and all documents customarily required by the Company to effect the grant of the options.

          3.4. EXPENSES. The Company shall pay or reimburse the Executive for all reasonable, ordinary and necessary business expenses actually incurred or paid by the Executive in the performance of Executive's services under this Agreement in accordance with the expense reimbursement policies of the Company in effect from time to time during the Employment Term, upon presentation of proper expense statements or vouchers or such other written supporting documents as the Company may reasonably require.

          3.5. VACATION. The Executive shall be entitled to four (4) weeks paid vacation for each calendar year (prorated for any portion of a year, as applicable). Notwithstanding anything to the contrary in this Agreement, vacation time shall cease to accrue beyond eight weeks at any given time during the Employment Term.

          3.6. INDEMNIFICATION. Consistent with the terms of the Company's articles and bylaws, the Company shall indemnify Executive against any losses, costs, damages or expenses incurred as a direct consequence of the discharge of his duties or by reason of his status as an agent of the Company and hold Executive harmless for any actions taken or decisions made by him in good faith while performing services in his capacity as President and Vice Chairman of the Board of the Company during the Employment Term.

          3.7. GENERAL EMPLOYMENT BENEFITS. Except where expressly provided for herein, the Executive shall be entitled to participate in, and to receive the benefits under, any pension, health, life, accident and disability insurance plans or programs and any other employee benefit or fringe benefit plans that the Company makes available generally to its employees, as the same may be in effect from time to time during the Employment Term.

                                   ARTICLE IV
                            TERMINATION OF EMPLOYMENT

          4.1. TERMINATION. This Agreement may be terminated earlier as provided for in this Article IV, or extended by further written agreement of the parties.

          4.2. TERMINATION FOR CAUSE. The Company reserves the right to terminate this Agreement for cause upon: (a) Executive's willful and continued failure to substantially perform his duties with the Company (other than such failure resulting from his incapacity due to physical or mental illness) (b) Executive's willful engagement in gross misconduct, as determined by the Board, which is materially and demonstrably injurious to the Company; or (c) Executive's commission of a felony, or an act of fraud against the Company or its affiliates.

          Executive shall not be entitled to any severance benefits and all options which have not vested shall be canceled upon termination for cause.


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          4.3. TERMINATION WITHOUT CAUSE. Notwithstanding anything to the contrary in this Agreement, the Company reserves the right to terminate this Agreement at any time upon thirty (30) days written notice to Executive, without cause, subject to the express terms and provisions below.

          4.4. SEVERANCE BENEFIT UPON TERMINATION WITHOUT CAUSE. Notwithstanding anything to the contrary in this Agreement, if Executive is terminated without cause, Executive shall receive a lump sum cash payment equal to the annual base salary of Executive, as contained in Section 3.1 of this Agreement, then in effect.

          4.5. VOLUNTARY TERMINATION BY EXECUTIVE. Notwithstanding anything to the contrary in this Agreement, Executive may terminate this Agreement at any time upon thirty (30) days written notice to the Company, subject to the terms and provisions below.

          Other than termination "without cause", as contained in Section 4.4 of this Agreement, or a "change of control" of the Company, as contained in Section
4.6 of this Agreement, the Company shall not be obligated to pay any severance benefit to Executive if Executive terminates this Agreement pursuant to this
Section 4.5.

          4.6. SEVERANCE BENEFIT UPON CHANGE IN CONTROL. Notwithstanding anything to the contrary in this Agreement, if the Company terminates this Agreement for any reason, other than "for cause" pursuant to Section 4.2 of this Agreement, within one hundred eighty (180) days of a "change of control" as hereinafter defined, the Company shall pay Executive a lump sum cash payment equal to 2.99 times the annual base salary of Executive, as contained in Section
3.1 of this Agreement, or Executive's then current rate of compensation, whichever is greater. For purposes of this Section 4.6, a "change of control" shall mean an event involving one transaction or a series of related transactions in which (i) the Company issues securities equal to more than fifty percent (50%) of the issued and outstanding capital stock of the Company to any individual, firm, partnership, or other entity, including a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) the Company issues securities equal to more than fifty percent (50%) of the issued and outstanding capital stock of the Company in connection with a merger, consolidation or other business combination (other than for purposes of reincorporation), (iii) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a reincorporation), or (iv) more than fifty percent (50%) of the Company's consolidated assets or earning power are sold or transferred.

          4.7. DISABILITY. If Executive becomes permanently and totally disabled, this Agreement shall be terminated. Executive shall be deemed permanently and totally disabled if he is unable to engage in the activities required by this Agreement by reason of any medically determinable physical or mental impairment, as confirmed by three independent physicians, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Upon termination due to disability, Executive shall be entitled to receive a lump sum payment equal to his annual base salary, as contained in Section 3.1 of this Agreement, then in effect.

          4.8. DEATH. If Executive dies during the term of this Agreement, this Agreement shall be terminated on the last day of the calendar month of his death subject to the express terms and provisions below.


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          Upon termination due to death, the designated beneficiary, as provided in Section 6.8 below, or the estate or representative of Executive, shall be entitled to receive a lump sum payment equal to his annual base salary, as contained in Section 3.1 of this Agreement, then in effect.

          4.9. EFFECT OF TERMINATION. Except as expressly provided for in this Agreement, the termination of employment shall not impair any obligation that accrued prior to termination, nor shall it excuse the performance of any obligation which is required or contemplated hereunder to be performed after termination, and any such obligation shall survive the termination of employment and this Agreement.

                                    ARTICLE V
                    COVENANTS AND REPRESENTATIONS OF EMPLOYEE

          5.1. UNFAIR AND NON-COMPETITION. The Executive acknowledges that he will have access at the highest level to, and the opportunity to acquire knowledge of, the Company's customer lists, customer needs, business plans, trade secrets and other confidential and proprietary information from which the Company may derive economic or competitive advantage, and that he is entering into the covenants and representations in this Article V in order to preserve the goodwill and going concern value of the Company, and to induce the Company to enter into this Agreement. The Executive agrees not to compete with the Company or to engage in any unfair competition with Employer during the Employment Term, but not limited to the acts and conduct described below.

          5.2. CONFIDENTIAL INFORMATION. During the Employment Term, Executive agrees to keep secret and to retain in the strictest confidence all confidential matters which relate to the Company or its "affiliate" (as that term is defined in the Exchange Act), including, without limitation, customer lists, client lists, trade secrets, pricing lists, business plans, financial projections and reports, business strategies, internal operating procedures, and other confidential business information from which the Company derives an economic or competitive advantage, or from which the Company might derive such advantage in its business, labeled "secret" or "confidential" or some similar term, and not to disclose any such information to anyone outside of the Company, whether during or after the Employment Term, except as required in connection with performing the services to the Company.

          5.3. NON-SOLICITATION OF CUSTOMERS. During the Employment Term, the Executive will have access to confidential records and data pertaining to the Company's customers, their needs, and the relationship between the Company and its customers. Such information is considered secret and is disclosed during the Employment Term in confidence. Accordingly, during the Employment Term, Executive and any entity controlled by him or with which he is associated (as the terms "control" and "associate" are defined in the Exchange Act) shall not, directly or indirectly (i) solicit for a competitive purpose, interfere with, induce or entice away any person or entity that is or was a client, customer or agent of the Company or its affiliates (as the term "affiliate" is defined in the Exchange Act), or (ii) in any manner persuade or attempt to persuade any such person or entity (A) to discontinue its business relationship with the Company or its affiliates, or (B) to enter into a business relationship with any other entity or person the loss of which the Executive should reasonably anticipate would be detrimental to the Company or its affiliates in any respect.

          5.4. NON-SOLICITATION OF EXECUTIVES. The Executive and any entity controlled by him or with which he is associated (as the terms "control" and "associate" are defined in the Exchange Act) shall not, during the Employment Term, directly or indirectly solicit, interfere with, offer to hire or induce any person

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who is or was an officer or employee of the Company or any affiliate (as the term "affiliate" is defined in the Exchange Act) (other than secretarial personnel) to discontinue his or her relationship with the Company or an affiliate of the Company, in order to accept employment by, or enter into a business relationship with, any other entity or person. (These acts are hereinafter referred to as the "prohibited acts of solicitation.") The foregoing restriction, however, shall not apply to any business with which Executive may become associated after the Employment Term.

          5.5. RETURN OF PROPERTY. Upon termination of employment, and at the request of the Company, the Executive agrees to promptly deliver to the Company all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media, and other documents (including extracts and copies thereof) relating to the Company or its affiliates, and all other property of the Company.

          5.6. INVENTIONS. All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by the Executive, either alone or with others, during the Employment Term, whether or not conceived or developed during Executive's working hours, and with respect to which the equipment, supplies, facilities or trade secret information of the Company was used, or that relate at the time of conception or reduction to practice of the invention to the business of the Company, or to the Company's actual or demonstrably anticipated research or development, or that result from any work performed by Executive for the Company, shall be the sole property of the Company. Upon the request of the Company, Executive shall disclose to the Company all inventions or ideas conceived during the Employment Term, whether or not the property of the Company under the terms of this provision, provided that such disclosure shall be received by the Company in confidence. Upon the request of the Company, Executive shall execute all documents, including patent applications and assignments, required by the Company to establish the Company's rights under this provision.

          5.7. REPRESENTATIONS. The Executive represents and warrants to the Company that he has full power to enter into this Agreement and perform his duties hereunder, and that his execution and delivery of this Agreement and the performance of his duties shall not result in a breach of, or constitute a default under, any agreement or understanding, whether oral or written, including, without limitation, any restrictive covenant or confidentiality agreement, to which he is a party or by which he may be bound.

          5.8. NON-PAYMENT UPON NON-COMPLIANCE. Should Executive breach any one of the covenants set forth in this Article V, the Company shall have no obligation to make the payments or to provide Executive the benefits described in Sections 4.4 or 4.6 above, as applicable, in addition to all other rights and remedies the Company may have available at law or in equity. The Company shall provide written notice to Executive, ten (10) days prior to an expected payment, of the breach of a covenant and the ensuing non-payment thereof; provided, however, that if the Company learns of the breach without sufficient time to provide ten (10) days notice, the Company shall provide written notice as soon thereafter as practicable.


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                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS


          6.1. NOTICES. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.


          To the Executive:

                            Roys Poyiadjis
                            --------------
                            --------------
                            --------------


          To the Company:

                            AremisSoft Corporation
                            60 Bishopsgate
                            London, England EC2N 4AJ
                            Facsimile: 011-44-171-309-1555
                            Attn: Dr. L.K. Kyprianou

          With Copy to:

                            Scott E. Bartel
                            BARTEL ENG LINN & SCHRODER
                            300 Capitol Mall, Suite 1100
                            Sacramento, California 95814
                            Facsimile:  (916) 442-3442


          6.2. NO ASSIGNMENT, IN GENERAL. Except as provided below, this Agreement, and the rights and obligations of the parties, may not be assigned by either party without the prior written consent of the other party.

          6.3. WITHHOLDING TAXES. All amounts payable under this Agreement, whether such payment is to be made in cash or other property, including without limitation stock of the Company, shall be subject to withholding for Federal, state and local income taxes, employment and payroll taxes, and other legally required withholding taxes and contributions to the extent appropriate in the determination of the Company, and the Executive agrees to report all such amounts as ordinary income on his personal income tax returns and for all other purposes, as called for.


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          6.4. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remaining provisions and terms of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent and, to the full extent permitted by law, any provision or restrictions found to be invalid shall be amended with such modifications as may be necessary to cure such invalidity, and such restrictions shall apply as so modified, or if such provisions cannot be amended, they shall be deemed severable from the remaining provisions and the remaining provisions shall be fully enforceable in accordance with law.

          6.5. EFFECT OF WAIVER. The failure of either party to insist on strict compliance with any provision of this Agreement by the other party shall not be deemed a waiver of such provision, or a relinquishment of any right thereunder, or to affect either the validity of this Agreement, and shall not prevent enforcement of such provision, or any similar provision, at any time.

          6.6. DESIGNATION OF BENEFICIARY. If the Executive shall die before receipt of all payments and benefits to which he is entitled under this Agreement, payment of such amounts or benefits in the manner provided herein shall be made to such beneficiary as he shall have designated in writing filed with the Secretary of the Company or, in the absence of such designation, to his estate or personal representative.

          6.7. ATTORNEYS FEES. In the event of any litigation arising out of this Agreement, or the parties' performance as outlined herein, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorney's fees.

          6.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


COMPANY:                                      AREMISSOFT  CORPORATION



                                       By:
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                                           Dr. Lycourgos K. Kyprianou
                                           Chief Executive Officer



EXECUTIVE:
                                          ------------------------------
                                           Roys Poyiadjis


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